UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 19, 2012

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(814)870-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

a) Erie Indemnity Company issued a press release regarding the November 19, 2012 Board of Directors meeting, where the Board approved an increase in shareholders' dividends and approved the following dividend on shares of Erie Indemnity Company Class A common stock. See the Press Release attached as Exhibit 99.1.

Class A Rate Per Share: $0.5925
Dividend Number: 328
Declaration Date: November 19, 2012
Ex-Dividend Date: December 5, 2012
Record Date: December 7, 2012
Payable Date: December 21, 2012

b) Also at its meeting on November 19, 2012, the Board of Directors of Erie Indemnity Company approved the following special cash dividend on shares of Erie Indemnity Company Class A common stock. See the Press Release attached as Exhibit 99.1.

Class A Rate Per Share: $2.00
Dividend Number: 329
Declaration Date: November 19, 2012
Ex-Dividend Date: December 5, 2012
Record Date: December 7, 2012
Payable Date: December 21, 2012

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated November 19, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

November 19, 2012	By:	Marcia A. Dall

Name: Marcia A. Dall
Title: Executive Vice President & CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 19, 2012